Exhibit 99.1

Aerie Pharmaceuticals Initiates Phase 3 Registration Trials of

RhopressaTM, Novel Triple-Action Product to Lower Intraocular Pressure

in Patients with Glaucoma

Three-Month Efficacy Results Expected Mid-2015; Potential to File New Drug

Application by Mid-2016

BEDMINSTER, N.J. & RESEARCH TRIANGLE PARK, N.C. & NEWPORT BEACH, Calif. — (BUSINESS WIRE) — July 14, 2014 — Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class glaucoma therapies, today announced that on July 11, dosing commenced of the first patients enrolled in the Company’s Phase 3 registration clinical trials of RhopressaTM, a novel once-daily, triple-action eye drop being tested for its ability to lower intraocular pressure (IOP) in patients with glaucoma or ocular hypertension. Aerie anticipates total enrollment of approximately 1,300 patients in three Phase 3 registration trials of RhopressaTM. The trials will measure efficacy over three months and safety over 12 months. The primary efficacy endpoint of the trials will be to demonstrate non-inferiority of IOP lowering for RhopressaTM compared to timolol. Timolol is the most widely used comparator in registration trials for glaucoma. There will be two trials conducted in the United States, named “Rocket 1” and “Rocket 2,” and one safety-only study in Canada, named “Rocket 3.”

Brian Levy, O.D., M.Sc., Aerie’s Chief Medical Officer, commented, “The initiation of the RhopressaTM Phase 3 clinical trials follows previous positive findings in Phase 2b trials, in which RhopressaTM demonstrated strong and consistent IOP lowering, irrespective of the patient’s baseline IOP. In contrast, currently marketed IOP-lowering agents, including prostaglandin analogues (PGAs), have been shown to be less effective at lower baseline IOPs, as reported in published studies. We believe this will be a key differentiation for RhopressaTM, along with targeting the trabecular meshwork, which is the diseased tissue in glaucoma. Furthermore, RhopressaTM has been shown to lower episcleral venous pressure, which may add to the IOP-lowering efficacy particularly at lower baseline IOPs.”

Pending success of the studies and regulatory approval, Aerie expects RhopressaTM to compete against PGA products as an initial therapy for patients with IOPs of 26 mmHg or below at the time of diagnosis, which represents the significant majority of patients with glaucoma and ocular hypertension. Additionally, the Company believes RhopressaTM may be used as the add-on product of choice for patients on PGA therapy requiring further IOP lowering, due to its strong and consistent IOP-lowering effect, once-daily dosing and ability to target the trabecular meshwork. PGAs target the secondary uveoscleral outflow mechanism, which is not the diseased tissue in glaucoma. Aerie also believes Rhopressa™ may become the product of choice where PGAs may be contraindicated and for patients who are not responsive to PGAs or choose to avoid the cosmetic issues associated with PGAs.

“The advancement of RhopressaTM into pivotal trials, following our recent reporting of positive RoclatanTM Phase 2b results last month, underscores Aerie’s commitment to delivering innovative medicines that hold promise for individuals with glaucoma,” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer at Aerie. “Given our current timelines, we expect to report top-line three-month efficacy results from the RhopressaTM Phase 3 clinical program in the middle of next year, and assuming successful data, we would be on track to file an NDA by mid-2016. With each advancement, we can further maximize the value of our lead programs in anticipation of regulatory approvals and ultimate commercialization.”

Triple-Action RhopressaTM

RhopressaTM is a novel triple-action eye drop that we believe, if approved, would become the only once-daily product available that specifically targets the trabecular meshwork, the eye’s primary fluid drain and the diseased tissue responsible for elevated IOP in glaucoma. Recent preclinical results have demonstrated that RhopressaTM also lowers episcleral venous pressure, which contributes approximately half of IOP in healthy subjects. Further, RhopressaTM provides an additional mechanism that reduces fluid production in the eye and therefore lowers IOP. Biochemically, RhopressaTM is known to inhibit both Rho Kinase (ROCK) and norepinephrine transporter (NET).

In the Company’s Phase 2b clinical trial, which was successfully completed in June 2013, RhopressaTM demonstrated a strong IOP-lowering effect, with mean IOP reductions of 5.7 and 6.2 mmHg on days 28 and 14, respectively. In addition, RhopressaTM demonstrated a consistent mean IOP-lowering effect irrespective of the baseline IOPs of the patients entered into the trial. This differentiates RhopressaTM from currently marketed IOP-lowering agents such as market-leading PGAs and beta blockers, which have their highest effect at higher baseline IOPs, while losing efficacy as the baseline diminishes, as shown in published studies. This is significant given that the significant majority of glaucoma patients have low to moderately elevated IOPs of 26 mmHg or below at the time of diagnosis. In the RoclatanTM Phase 2b trial recently completed in June 2014, RhopressaTM performed with similar results as it had in its Phase 2b trial completed in June 2013 and in addition demonstrated additive efficacy when used in combination with latanoprost, the most commonly prescribed PGA.

Pending successful advancement of the Phase 3 registration studies, three-month efficacy results are expected to be released in mid-2015. If the trials are successful, the Company expects to submit a New Drug Application filing by mid-2016.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class glaucoma therapies. The Company is commencing two Phase 3 registration trials in the United States, named “Rocket 1” and “Rocket 2,” where the primary efficacy endpoint will be to demonstrate non-

inferiority of IOP lowering for RhopressaTM compared to timolol, along with a third Phase 3 registration safety-only trial, named “Rocket 3,” in Canada. The Company also recently completed a Phase 2b clinical trial where RoclatanTM met the primary efficacy endpoint, demonstrating the statistical superiority of RoclatanTM to each of its components.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; our expectations regarding the commercialization of our product candidates; our expectations related to the use of proceeds from our initial public offering; our estimates regarding anticipated capital requirements and our needs for additional financing; the potential advantages of our product candidates; and our ability to protect our proprietary technology and enforce our intellectual property rights. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-470-4320

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Investors

Angeli Kolhatkar, 212-213-0006

akolhatkar@burnsmc.com

or

Media

Justin Jackson, 212-213-0006

jjackson@burnsmc.com

Source: Aerie Pharmaceuticals, Inc.